Exhibit 10.5

AMENDMENT AGREEMENT

This amendment agreement dated as of December 28, 2012 (the “Amendment Agreement”) is an amendment to that certain consulting agreement (the “March  Agreement”) dated March 19, 2007 between Omagine, Inc. a Delaware corporation (the “Company”) and Sam Hamdan, an individual (“Hamdan”).

The Company and Hamdan acknowledge that the March Agreement was most recently amended on December 8, 2011 and pursuant to such amendment Hamdan was granted 750,000 stock options (the “January 2012 Options”).

All capitalized terms in this Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the March Agreement or in the December 8, 2011 amendment to the March Agreement.

The Parties hereby agree as follows:

1)	The words in Section 2(ii) of the March Agreement are hereby deleted in their entirety and replaced by the following words: “December 31, 2013, or” , and

2)	The expiration date of Hamdan’s 750,000 January 2012 Options is extended from December 31, 2012 to December 31, 2013, and

3)	All other terms and conditions of the March Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of December 28, 2012.

Sam Hamdan		Omagine, Inc.
a Delaware corporation

By:	/s/ Sam Hamdan	By:	/s/ Frank J. Drohan
	Sam Hamdan		Frank J. Drohan
	Title		President